                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement        [ ]  Confidential, for use of the
                                             Commission only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material under Rule 14a-12


                                Verticalnet, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------

(5)  Total fee paid:

     ------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ------------------------------------------------------------------

(2)  Form, schedule or registration statement no.:

     ------------------------------------------------------------------

(3)  Filing party:

     ------------------------------------------------------------------

(4)  Date filed:

     ------------------------------------------------------------------

                               [VerticalNet logo]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 2002
                            ------------------------

To Our Shareholders:

     The 2002 annual meeting of shareholders of Verticalnet, Inc. will be held at Penn State Great Valley, 30 East Swedesford Road, Routes 202 and 29, Malvern, Pennsylvania, on Wednesday, June 5, 2002, beginning at 10:00 a.m. local time. At the meeting, you will be asked to act on the following matters:

     (1) Election of three directors.

     (2) Approval of the Verticalnet, Inc. Equity Compensation Plan for Employees (1999).

     (3) Approval of the Verticalnet, Inc. 1999 Long Term Incentive Plan.

     (4) To consider and vote upon an amendment to our Amended and Restated Articles of Incorporation and to permit the board, at its discretion, at any time prior to our next annual meeting to effect a reverse split of our outstanding common stock at an exchange ratio of not less than 1-for-5 and not more than 1-for-10. Our board of directors would retain discretion to elect to implement a reverse stock split in this range or to elect not to implement a reverse stock split.

     (5) Any other matters that properly come before the meeting.

     All holders of record of shares of Verticalnet's common stock at the close of business on April 19, 2002 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT OR BY INTERNET OR TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

                                          By order of the board of directors,

                                          /s/ James W. McKenzie, Jr.
                                          JAMES W. MCKENZIE, JR.
                                          Executive Vice President, General
                                          Counsel and Secretary

May 9, 2002
Malvern, Pennsylvania

                               [VerticalNet logo]

                           300 CHESTER FIELD PARKWAY
                          MALVERN, PENNSYLVANIA 19355
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement contains information related to the annual meeting of shareholders of Verticalnet, Inc. to be held on Wednesday, June 5, 2002, beginning at 10:00 a.m. local time, at Penn State Great Valley, 30 East Swedesford Road, Routes 202 and 29, Malvern, Pennsylvania 19355, and any postponements or adjournments thereof. Verticalnet first mailed these proxy materials to shareholders on or about May 9, 2002.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, shareholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the performance of Verticalnet during its 2001 fiscal year and respond to questions from shareholders.

WHO CAN VOTE AT THE MEETING?

     All shareholders of record at the close of business on April 19, 2002, or the "record date," are entitled to vote at the meeting and any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMMON STOCK?

     Holders of the common stock will vote on all matters to be acted upon at the annual meeting. Each outstanding share of the common stock will be entitled to one vote on each matter to be voted upon at the meeting.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

HOW DO I VOTE?

     You may attend the annual meeting and vote in person. Alternatively, you may vote your shares by proxy:

     - By mail

     - By telephone

     - Via the Internet

     To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. The enclosed proxy card contains instructions for telephone or Internet voting, which is available to shareholders 24 hours a day, 7 days a week until noon, Malvern, Pennsylvania time on June 4, 2002.

     Please note that if your shares are held in "street name," you must check the proxy card or contact your broker or nominee to determine if you will be able to vote by telephone or via the Internet. If you want to vote in person at the meeting and you hold Verticalnet stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

     Please also note that, by casting your vote by proxy in any of the three ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

IS MY VOTE CONFIDENTIAL?

     Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential, except in certain circumstances where it is important to protect the interests of Verticalnet and its shareholders.

WHAT IF I DO NOT INDICATE MY PREFERENCE ON THE PROXY CARD?

     If you do not indicate how you would like your shares to be voted for a particular nominee for director, your shares will be voted FOR the election of the nominee. If you "withhold" your vote for a particular nominee for director, your shares will be voted AGAINST that particular nominee. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the board of directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Verticalnet either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and request to recast your vote. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

WHAT CONSTITUTES A QUORUM?

     As of the record date, Verticalnet had 115,582,508 shares of its common stock outstanding. The presence at the meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all shareholders are entitled to cast as of the record date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the meeting for purposes of a quorum.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

     Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendations are set forth below. In summary, the board recommends a vote:

     - FOR the election of the nominated slate of directors;

     - FOR the approval of the Verticalnet, Inc. Equity Compensation Plan for Employees (1999);

     - FOR the approval of the Verticalnet, Inc. Long Term Incentive Plan; and

     - FOR the approval of the amendment to the amended and restated articles of incorporation.

     The proxy holders will vote as recommended by the board of directors with respect to any other matter that properly comes before the meeting. If no recommendation is given by the board of directors on any such matter, the proxy holders will vote in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     OTHER PROPOSALS. For each other proposal that may be properly brought before the meeting, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote for the proposal will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum. However, under Pennsylvania law, a proxy marked "ABSTAIN" is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of the other proposals.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. So, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in the voting results. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Accordingly, broker non-votes will not be counted toward a nominee's total of affirmative votes in the election of directors and will have no effect on the approval of the other proposals.

WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH WILL IT COST?

     Verticalnet is soliciting the proxies and will bear the cost of the solicitation. Verticalnet has retained Georgeson Shareholder to aid in the solicitation. For these services, Verticalnet will pay Georgeson Shareholder a fee of $5,000 and reimburse it for out-of-pocket disbursements and expenses. Verticalnet may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, Internet or other means of electronic transmission. Verticalnet will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the common stock.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The board of directors is currently divided into three classes, each of which consists of two members. Each class has a three-year term. The classes expire in successive years.

     The board of directors proposes that each of the nominees identified below, all of whom are currently serving as directors, be re-elected into the class listed below for a new term expiring at the annual meeting in the year listed below and until their successors are duly elected and qualified.

                                                   NOMINEE FOR:        CURRENT DIRECTOR IN:
                                               ---------------------   ---------------------
NAME                                           CLASS   TERM EXPIRING   CLASS   TERM EXPIRING
----                                           -----   -------------   -----   -------------
Kevin S. McKay...............................   III        2005           I        2003
Howard D. Ross...............................   III        2005         III        2002
Mark L. Walsh................................     I        2003         III        2002

     Each of the nominees has consented to serve for the term indicated above. If any of them become unavailable to serve as a director prior to the end of their term, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING CLASS III DIRECTOR
                                   NOMINEES.

     KEVIN S. MCKAY, 48, has served as our President and Chief Executive Officer since February 2002 and as a director since July 2001. Most recently, Mr. McKay was President and CEO of Capita Technologies, a leading technology service provider in the Interpublic Group. Mr. McKay previously served as Chief

Executive Officer of SAP America, Inc., where he had responsibility for the company's North and Latin American operations, including all sales and marketing efforts, customer implementation and support. Prior to that, Mr. McKay was the Chief Operating Officer and the Chief Financial Officer at SAP America, where his primary duties spanned the financial, accounting, and operational management of SAP subsidiaries in the United States, Canada and Latin America. He was also a member of the SAP AG Extended Management board and the SAP America, Inc. board of directors.

     HOWARD D. ROSS, 49, has served as a director since June 2000. Mr. Ross is a founding partner of LLR Equity Partners, L.P. Prior to founding LLR Equity Partners, he spent 26 years with Arthur Andersen LLP and served as partner in charge of Arthur Andersen's Growth Company Practice in the mid-Atlantic region. Mr. Ross is also a member of the board of directors of eResearch Technology, Inc. and Iron Mountain Incorporated. Mr. Ross received a B.S. in Economics from the Wharton School of Business, University of Pennsylvania, and is a Certified Public Accountant.

 THE BOARD RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING CLASS I DIRECTOR NOMINEE.

     MARK L. WALSH, 46, has served as a director since August 1997. Mr. Walsh has been the Chief Technology Advisor to the Democratic National Committee since January 2002. He served as Chairman of the Verticalnet board of directors from July 2000 until February 2002. Prior to that, he served as President and Chief Executive Officer from August 1997 to July 2000. Prior to joining Verticalnet, he was a Senior Vice President and corporate officer at America Online, Inc. from 1995 to 1997. He founded and managed AOL Enterprise, the business-to-business division of AOL. Prior to his position with AOL, Mr. Walsh was the President of GEnie, General Electric's online service from 1994 to 1995. He also was the President of Information Kinetics, Inc., a venture capital backed interactive information company focusing on the recruitment and classified advertising market from 1993 to 1994. He received his MBA from Harvard Business School and B.A. from Union College.

INCUMBENT DIRECTORS

     The following persons are serving as Class I directors, whose terms expire in 2003:

     ROBERT F. BERNSTOCK, 50, has served as a director since December 2001. Mr. Bernstock was the President and CEO of Atlas Commerce, Inc. from January 2001 to December 2001. Mr. Bernstock was President, Chief Executive Officer and a board member of Vlasic Foods International Inc. from March 1998 when Vlasic was spun-off from Campbell Soup Company, to December 2000. Vlasic filed voluntarily for bankruptcy in January 2001 under Chapter 11 of the United States Bankruptcy Code. Mr. Bernstock served as Executive Vice President of Campbell Soup Company and President of its Specialty Foods Division from July 1997 to March 1998. Prior to that, he was appointed President - U.S. Grocery Division and Senior Vice President of Campbell Soup Company in March 1996. Mr. Bernstock served as President International Grocery Division of Campbell Soup Company from August 1994 to February 1996. He served as President - International Soup Division of Campbell Soup Company from June 1993 to July 1994 and was Vice President of Campbell Soup Company.

     WALTER W. BUCKLEY, III, 42, has served as a director since 1996. Mr. Buckley is co-founder, President, Chief Executive Officer and a director of Internet Capital Group, Inc. Prior to joining Internet Capital Group, Mr. Buckley was Vice President of Acquisitions for Safeguard Scientifics, Inc. between 1991 and 1996. Mr. Buckley directed many of Safeguard's investments and was also responsible for developing and executing Safeguard's multi-media and Internet investment strategies. Before Safeguard Scientifics, Mr. Buckley was the President and co-founder of Centralized Management Systems, Inc., a medical supply company, which he sold in 1987. Mr. Buckley is also a member of the board of directors of Safeguard Scientifics. Mr. Buckley received his B.A. from the University of North Carolina, Chapel Hill.

     The following persons are serving as Class II directors, whose terms expire in 2004:

     JEFFREY C. BALLOWE, 46, has served as a director since July 1998. Mr. Ballowe is retired from Ziff-Davis, Inc. where he was President, Interactive Media and Development Group. Before leaving Ziff Davis at the end of 1998, Mr. Ballowe led the launches of five magazines, ZDNet on the Web, ZDTV (now Tech TV) and the initial ZD Softbank investments in Yahoo!, USWeb, Gamespot and Herring Communications. Currently he serves as a director of Onvia.com and is on the advisory board of Internet Capital Group. He is the co-founder and President of the not-for-profit Electronic Literature Organization. He received an MBA from the University of Chicago, an M.A. in French from the University of Wisconsin-Madison and a B.A. from Lawrence University.

     MICHAEL J. HAGAN, 39, co-founded Verticalnet in 1995 and has served as Chairman of the Board since February 2002. Prior to that, he served as our President and Chief Executive Officer since January 2001. He has served as a director since 1995. Since our founding, Mr. Hagan has held various executive positions with us, including Executive Vice President and Chief Operating Officer immediately before becoming President and Chief Executive Officer. Prior to our founding, Mr. Hagan was Vice President and Senior Manager at Merrill Lynch Asset Management from 1990 to 1995. He served at Merrill Lynch in the areas of finance, technology and accounting. Prior to that time, Mr. Hagan worked for Bristol Myers Squibb from 1988 to 1990. Mr. Hagan received a B.S. from St. Joseph's University and is a Certified Public Accountant.

COMPENSATION OF DIRECTORS

     Verticalnet does not pay its directors cash compensation for regular service on the board. However, they are reimbursed for expenses they incur in attending meetings. Additionally, each non-employee, non-investor director is eligible to receive options to purchase Verticalnet common stock. New non-employee, non-investor directors receive an option to purchase 50,000 shares upon joining the board for the first time. Continuing non-employee, non-investor directors receive an option to purchase 50,000 shares on the date of the annual meeting if they remain directors after the meeting ends. Therefore, retiring directors would not get a new grant. The options are non-qualified stock options for 50,000 shares of common stock, granted at the closing price per share on the date of grant. Options are fully vested on the date of grant. Options have a maximum term of 10 years, except that a director has 90 days to exercise after leaving the board. Options can be exercised at any time, but there is a sale restriction on the underlying shares as follows: 12,500 shares can be sold starting on the grant date, and an additional 12,500 shares can be sold after each additional three month period. This sale restriction lapses on the set dates irrespective of the person's continuing status as a director. In fiscal 2001, Verticalnet granted its three non-employee, non-investor directors an aggregate of 150,000 shares.

     Verticalnet pays the members of its audit committee $3,500 for each fiscal quarter that they serve on the committee. Verticalnet pays the members of its compensation committee $1,500 for each fiscal quarter that they serve on the committee.

BOARD MEETINGS DURING FISCAL 2001

     The board of directors met 13 times during fiscal 2001. Four of the meetings were regular meetings and the other nine were special meetings. Each current director attended more than 75% of the total number of meetings of the board and committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has the following standing committees:

     COMPENSATION COMMITTEE. The compensation committee is charged with reviewing Verticalnet's general compensation policies; reviewing, approving, recommending and administering Verticalnet's incentive compensation and stock option plans; and approving certain employment arrangements. In fiscal 2001, the compensation committee met five times. The compensation committee consists of Messrs. Ballowe and Ross.

     AUDIT COMMITTEE. The functions of the audit committee are to recommend the appointment of independent auditors; review the arrangements for and scope of the audit by independent auditors; review the audit reports of the independent auditors; and review procedures. In fiscal 2001, the audit committee met five times. During 2001 Messrs. Ballowe, McKay and Ross were the members of the audit committee. After

Mr. McKay was appointed president and CEO in February 2002, he was replaced on the audit committee by Mr. Buckley, a former audit committee member, who will serve on an interim basis until another independent director is appointed. The audit committee currently consists of Messrs. Ballowe, Buckley and Ross.

REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee, as well as the report of the compensation committee and the performance graph included elsewhere in this proxy statement, do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing Verticalnet makes under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Verticalnet specifically incorporates these reports or the performance graph by reference therein.

     The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company's financial reporting process and internal controls. The audit committee operates under a written charter adopted by the board of directors. A copy of the current charter is attached as Annex A.

     The audit committee is composed of three directors, each of whom is independent as defined by the listing standards of The Nasdaq Stock Market. In 2001, the audit committee consisted of Jeffrey C. Ballowe, Kevin S. McKay and Howard D. Ross. When Mr. McKay became Verticalnet's President and CEO in February 2002, he no longer qualified as an independent director. Mr. Buckley has replaced Mr. McKay on the audit committee for 2002.

     Management is responsible for the Company's internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

     The audit committee reviewed and discussed Verticalnet's audited financial statements for the fiscal year ended December 31, 2001, with Verticalnet's management and with Verticalnet's independent accountants, KPMG LLP. In addition, the audit committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committee. The audit committee also received the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the KPMG LLP that firm's independence. The audit committee also considered whether KPMG LLP's provision of non-audit services was compatible with maintaining that firm's independence.

     Based on the audit committee's review of Verticalnet's audited financial statements and the review and discussions with management and the independent accountants, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2001, be included in Verticalnet's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Howard D. Ross, Chairman
                                          Jeffrey C. Ballowe
                                          Kevin S. McKay

February 2002

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP audited Verticalnet's financial statements for the fiscal year ended December 31, 2001. No auditor has been selected for the fiscal year ending December 31, 2002 as the board of directors, consistent with prior practice, will appoint an auditor for the current fiscal year prior to the commencement of the audit.

     One or more representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

     Material non-audit services will be approved by the audit committee prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the auditors.

FISCAL 2001 AUDIT FIRM FEE SUMMARY

     The fees paid by Verticalnet to KPMG LLP for the 2001 fiscal year were as follows:

     AUDIT FEES. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Verticalnet's annual financial statements for fiscal 2001 and the reviews of the financial statements included in Verticalnet's Quarterly Reports on Form 10-Q were $947,800.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees billed in 2001 by KPMG Consulting, Inc. through February 7, 2001, the date of their initial public offering, were $63,700.

     ALL OTHER FEES. The aggregate fees billed for services rendered by KPMG LLP, other than the fees discussed in the foregoing paragraphs, were $394,700, of which $177,500 related to tax services, $91,250 related to the sale of NECX.com LLC, $72,400 related to services provided in connection with acquisitions, and $53,550 related to filings with the Securities and Exchange Commission, technical research and other services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 7, 2000, Microsoft Corporation and Verticalnet completed Microsoft's purchase of 100,000 shares of Verticalnet's Series A 6.00% convertible redeemable preferred stock, which are initially convertible into 1,151,080 shares of Verticalnet's common stock, for $100 million in cash. In addition, Microsoft also received warrants entitling Microsoft to purchase 1,500,000 shares of Verticalnet's common stock at an exercise price of $69.50. Under the terms of this investment, Microsoft received registration rights and the right to nominate one member of Verticalnet's board of directors. Microsoft's right to designate one board nominee continues for so long as Microsoft and its affiliates own at least 25% of the shares of common stock that remain issued and outstanding following, or that are issuable upon, the conversion of the Series A preferred stock and that have not been sold pursuant to a registration statement or Rule 144 under the Securities Act of 1933, as amended. Microsoft currently has no nominee named to Verticalnet's board of directors.

     Robert F. Bernstock had an employment agreement as President and Chief Executive Officer of Atlas Commerce, Inc., dated January 1, 2001. As a result of the merger of Atlas Commerce, Inc. with Verticalnet on December 28, 2001, Mr. Bernstock terminated the Atlas Commerce employment agreement for "good reason" and received under the terms of the employment agreement a termination payment of $1.05 million equal to two times his salary and bonus, a bonus payment of $225,000 for 2001, and full acceleration of his outstanding options. In addition, in exchange for a mutual general release, Mr. Bernstock entered into an agreement to be a part-time employee of Verticalnet and advisor to the Chairman of the Board through January 2, 2003, at $5,000 per month, to receive a grant on January 2, 2003 of 148,047 shares of fully vested shares of Verticalnet restricted stock at a price of $0.01 per share, of which 35,825 shares are subject to the escrow agreement entered into by Atlas Commerce shareholders in the merger, and to be a member of the Verticalnet board of directors at least until the 2003 annual meeting of shareholders.

                                STOCK OWNERSHIP

     Except as set forth in the following table, Verticalnet knows of no single person or group that is the beneficial owner of more than 5% of Verticalnet's common stock.

NAME AND ADDRESS                                              AMOUNT AND NATURE OF    PERCENT
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP    OF CLASS
-------------------                                           --------------------    --------
Internet Capital Group, Inc. ...............................       35,841,747(1)(2)     31.6%
435 Devon Park Drive, Bldg. 600
  Wayne, PA 19087
Safeguard Scientifics, Inc. ................................       10,523,103(2)         9.4%
800 The Safeguard Building
435 Devon Park Drive, Bldg. 800
  Wayne, PA 19087

---------------
(1) Includes 478,624 shares of common stock issuable upon the conversion of warrants and 250,000 shares of common stock issuable upon the conversion of Verticalnet's 5 1/4% convertible subordinated debentures. All amounts are as of March 15, 2002. Excludes 51,592 shares owned by Walter W. Buckley III. Mr. Buckley disclaims beneficial ownership of all shares held by Internet Capital Group. Mr. Buckley is the President, Chief Executive Officer and a director of Internet Capital Group.

(2) Includes the 10,523,103 shares owned by Safeguard Scientifics. Internet Capital Group filed a Schedule 13D on March 15, 2002 stating that they had reached an agreement with Safeguard Scientifics that provides ICG with the right of first refusal to purchase the shares that Safeguard owns.

     The following table shows the amount of common stock of Verticalnet beneficially owned (unless otherwise indicated) by Verticalnet's directors, the executive officers of Verticalnet named in the Summary Compensation Table appearing later in this proxy statement and the directors and named executive officers of Verticalnet as a group. Except as otherwise indicated, all information is as of April 19, 2002.

                                            AGGREGATE NUMBER OF
                                            SHARES BENEFICIALLY    ACQUIRABLE WITHIN    PERCENT OF SHARES
NAME                                             OWNED(1)             60 DAYS(2)         OUTSTANDING(3)
----                                        -------------------    -----------------    -----------------
Jeffrey C. Ballowe........................          33,804               187,140                 *
Robert F. Bernstock.......................               0               162,885                 *
Walter W. Buckley, III....................      24,641,612(4)            728,624(5)           23.3%(4)(5)
Michael J. Hagan..........................       1,951,050               377,692               2.0%
David Kostman.............................           6,921               822,391                 *
Christopher Larsen........................               0               550,000                 *
Kevin S. McKay............................               0                81,250                 *
James W. McKenzie, Jr. ...................          13,258               537,500                 *
Howard D. Ross............................               0               100,000                 *
Mark L. Walsh.............................         530,782             1,398,194               1.7%
All directors and named executive officers
  as a group (10 persons).................      27,177,427             4,945,676(4)           26.7%

---------------
 *  Represents less than 1% of Verticalnet's outstanding common stock.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2) Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at April 1, 2002 or within 60 days thereafter under Verticalnet's stock option plans.

(3) Based on 115,582,508 shares outstanding at April 19, 2002 unless otherwise indicated.

(4) Includes 24,590,020 shares by Internet Capital Group, for which Mr. Buckley serves as the President, Chief Executive Officer and a director, as disclosed in a Schedule 13G filed February 14, 2002. Does not include the 10,523,103 shares owned by Safeguard Scientifics over which Internet Capital Group shares beneficial ownership, as disclosed in a
    Schedule 13D filed by Internet Capital Group on March 15, 2002.

(5) Includes 478,624 shares of common stock issuable upon the conversion of warrants held by Internet Capital Group and 250,000 shares of common stock issuable upon the conversion of Verticalnet's 5 1/4% convertible subordinated debentures held by Internet Capital Group. All amounts are as of March 15, 2002. Mr. Buckley serves as the President, Chief Executive Officer and a director of Internet Capital Group. Mr. Buckley disclaims beneficial ownership of Verticalnet's warrants and debentures held by Internet Capital Group.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and holders of more than 10% of Verticalnet's common stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. To the best of Verticalnet's knowledge, the reports for all officers, directors and holders of more than 10% of Verticalnet's common stock were timely filed during fiscal 2001.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee of the board of directors, which reviews Verticalnet's general compensation policies and approves incentive compensation and stock option plans, has furnished the following report on executive compensation for fiscal 2001.

WHAT IS VERTICALNET'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     Verticalnet's philosophy of executive officer compensation is designed to align the interests of executive officers with the short- and long-term interests of Verticalnet shareholders. Towards that goal, the compensation program for executives consists of three key elements:

     - a base salary,

     - a performance-based annual bonus, and

     - periodic grants of stock options.

     The compensation committee believes that this approach best serves the interests of Verticalnet and its shareholders. Verticalnet operates in a challenging and competitive environment, so the compensation committee must ensure that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, a significant portion of an executive officer's total compensation is tied to performance -- namely, the annual bonus and stock option grants. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the executive officer to Verticalnet's performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by Verticalnet's shareholders.

     BASE SALARY: Base salaries for Verticalnet's executive officers, as well as changes in such salaries, are determined after considering numerous factors including:

     - salaries of other executive officers in the industry in which Verticalnet operates;

     - the nature of the officer's position and its subjective importance to Verticalnet's success;

     - level of experience;

     - expected amount of individual responsibility; and

     - general market conditions.

     ANNUAL BONUS: Annual bonuses for executive officers of Verticalnet are based on the achievement of goals pertaining to financial and operating objectives, individual objectives, and goals relating to targets for areas of responsibility and overall company performance. During 2001, Verticalnet's executive officers met the goals that the compensation committee set for the year of restructuring the company, reducing the overall cost structure and developing the company's focus as an enterprise software business. The compensation committee reevaluates the performance targets each year to reflect Verticalnet's goals for the coming year.

     STOCK OPTIONS: The compensation committee has utilized stock options to motivate and retain executive officers. The compensation committee believes that this form of compensation closely aligns the officers' interests with those of shareholders and provides an incentive to building long-term shareholder value. Options are typically granted annually and are subject to vesting provisions to encourage executive officers to remain employed with Verticalnet. Each executive officer receives stock options based upon that officer's relative position, responsibilities and his or her anticipated performance and responsibilities. Additionally, the compensation committee reviews the prior level of grants to the executive officers and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers. Stock options are granted at the market price on the date of grant and provide value only if the price of Verticalnet's common stock is over the exercise price on the date of exercise.

HOW WAS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

     When Mr. Hagan was appointed president and CEO in January 2001, he was at that time the Chief Operating Officer with a salary of $225,000 and a target bonus of 100% of salary. The compensation committee offered to increase Mr. Hagan's salary commensurate with the increase in his responsibilities. Mr. Hagan, who is a co-founder of the company, instead requested at the end of the third quarter of 2001 that his salary be reduced to $150,000, and his target bonus be reduced to 50% of salary. The compensation committee approved an employment agreement with Mr. Hagan in October 2001, which provided for the decreased salary level and target bonus levels. The compensation committee approved a 2001 bonus for Mr. Hagan of $150,000, reflecting the average of his target bonus level of $225,000 through most of 2001 and his revised target of $75,000. The compensation committee believes that this bonus was merited by Mr. Hagan's leadership in the transition of the company throughout the year to an enterprise software company.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the individuals named in the Summary Compensation Table. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The compensation committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

     The compensation committee reserves the authority to award non-deductible compensation as it may deem appropriate. Because of uncertainty surrounding the interpretation of Section 162(m), the committee can give no assurance, notwithstanding Verticalnet's efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

                                          THE COMPENSATION COMMITTEE
                                          Jeffrey C. Ballowe, Chairman
                                          Howard D. Ross

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee makes all compensation decisions. Messrs. Ballowe and Ross served as the members of the compensation committee during fiscal 2001. None of the executive officers, directors or compensation committee members presently serve, or in the past served, on the compensation committee of any other company whose directors or executive officers served on our compensation committee.

EMPLOYMENT AGREEMENTS

     On October 1, 2001, the Company entered into employment agreements with Michael J. Hagan ($150,000 salary), James W. McKenzie, Jr. ($250,000 salary) and David Kostman ($250,000 salary). The agreements have a term of two years, with automatic renewal unless either party gives at least one-year advance notice of nonrenewal. The agreements have a target bonus of 35% of salary for Messrs. McKenzie and Kostman and 50% of salary for Mr. Hagan, which is not guaranteed. If the executive is terminated without cause (with one month advance notice of termination without cause), then the executive will receive, in exchange for a mutual general release: a lump sum payment equal to salary for six months (one year for Mr. Hagan), but if the executive has been employed by the company at least one year, then equal to salary for one year (two years for Mr. Hagan); healthcare coverage paid by the company for one year; unvested options granted in 2001 are accelerated for a period equal to six months plus one additional month for each month that the executive has been employed by the company; all vested options granted in 2001 will be exercisable for five years after termination of employment. Upon a "change of control" the employment agreement term would automatically restart for two years. If within two years after a change of control, the executive is terminated without cause or chooses to leave for "good reason," then the executive will receive, in addition to the termination without cause benefits above, a lump sum payment equal to salary for an additional six months, but if the executive has been employed by the company at least one year, then equal to salary for an additional one year; a lump sum payment equal to the target bonus (three times the target bonus for Mr. Hagan) for the year in which termination occurs. The agreement provides for a cap to the executive's compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Internal Revenue Code. The agreement defines "good reason" after a change of control as (1) the executive is transferred more than 50 miles without consent; or (2) a material reduction of authority, duties or responsibilities after reasonable notice and a chance to cure; or (3) any failure of the company materially to comply with and satisfy the terms of the agreement; or (4) non-renewal of the agreement by the company.

     Mr. Larsen entered into a letter agreement upon the commencement of his employment with the company on April 25, 2001. The agreement provided for a $300,000 salary, a $25,000 signing bonus, a 2001 guaranteed bonus of $200,000, and a target bonus thereafter of 50% of salary. The agreement provided for the following severance benefits, in exchange for a general release, if Mr. Larsen terminated his employment with the company for "good reason," which he did in April 2002: salary continuation payments for six months; a severance payment equal to $150,000, representing his 2002 target bonus; accelerated vesting of 25% of his options granted in 2001; and all vested options remain exercisable for 180 days after termination of employment.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning total compensation earned or paid to the individuals serving as Verticalnet's chief executive officer during the 2001 fiscal year, as well as the four other most highly compensated executive officers of Verticalnet who served in such capacities as of December 31, 2001, and one additional individual who would have been one of the four most highly compensated executive officers if he had been an executive officer at year end (the "named executive officers"), for services rendered to Verticalnet during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                 ANNUAL COMPENSATION        NUMBER
                                                 --------------------      OF STOCK
                                     FISCAL       ANNUAL                   OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITIONS(1)       YEAR        SALARY      BONUS        GRANTED       COMPENSATION
-------------------------------      ------      --------    --------    ------------    ------------
Mark L. Walsh......................   2001       $176,917    $      0             0         $  --
  Chairman                            2000        300,000           0       400,000(2)         --
                                      1999        200,000     100,000             0            --
Michael J. Hagan...................   2001       $206,250    $150,000             0         $  --
  President and Chief Executive       2000        212,500      90,000       400,000(2)         --
  Officer(3)                          1999        125,000      50,000       100,000            --
James W. McKenzie, Jr. ............   2001       $250,000    $100,000       975,000         $  --
  Executive Vice President,           2000(3)     183,333     125,000       580,000(4)         --
  General Counsel and Secretary
David Kostman......................   2001       $250,000    $ 75,000     1,200,000         $  --
  Chief Operating Officer and         2000(5)     119,318      75,000       300,000            --
  Interim Chief Financial Officer
Christopher Larsen.................   2001(6)    $204,545    $225,000     1,100,000         $  --
  Executive Vice President of Sales
     and Marketing
Gene S. Godick.....................   2001(7)    $216,989    $      0       275,000         $  --
  Executive Vice President and        2000        207,500     100,000             0            --
  Chief Financial Officer             1999        148,352      60,000       198,000            --

---------------
(1) Since January 1, 2002, the positions held by the following named executive officers have changed:

        - Mr. Hagan currently serves as Chairman.

        - Kevin S. McKay currently serves as President and Chief Executive Officer.

        - Mr. Walsh currently serves as a member of the board of directors.

        - Mr. Larsen resigned in April 2002.

        - John A. Milana replaced Mr. Kostman as Chief Financial Officer in February 2002.

(2) On December 19, 2000, the grants of 400,000 stock options to each of Mr. Walsh and Mr. Hagan were voluntarily surrendered.

(3) Mr. McKenzie commenced employment in January 2000.

(4) In April 2002, Mr. McKenzie voluntarily surrendered his stock options granted in fiscal 2000.

(5) Mr. Kostman commenced employment in July 2000.

(6) Mr. Larsen commenced employment in April 2001.

(7) Mr. Godick was not an executive officer at December 31, 2001. He resigned in October 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below shows information about stock options granted during fiscal 2001 to each of the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                         ----------------------------------------------------------------       VALUE AT ASSUMED
                         NUMBER OF                                                            ANNUAL RATE OF STOCK
                         SECURITIES       % OF TOTAL                                           PRICE APPRECIATION
                         UNDERLYING        OPTIONS                                             FOR OPTION TERM(5)
                          OPTIONS         GRANTED TO    EXERCISE PRICE                       ----------------------
NAME                      GRANTED         EMPLOYEES       PER SHARE       EXPIRATION DATE       5%          10%
----                     ----------       ----------    --------------    ---------------    --------    ----------
Mark L. Walsh..........         0            0.00             N/A                  N/A            N/A           N/A
Michael J. Hagan.......         0            0.00             N/A                  N/A            N/A           N/A
James W. McKenzie,
  Jr. .................   400,000(1)         1.48           $1.94           03/15/2011       $488,022    $1,236,744
                          575,000(2)         2.13            0.34           09/30/2011        122,949       311,577
David Kostman..........   500,000(1)         1.85            1.94           03/15/2011        610,028     1,545,930
                          700,000(2)         2.60            0.34           09/30/2011        149,677       379,311
Christopher Larsen.....   400,000(3)(4)      1.48            1.88           04/26/2011        472,929     1,198,494
                          700,000(2)(4)      2.60            0.34           09/30/2011        149,677       379,311
Gene S. Godick.........   275,000(1)         1.02             N/A                  N/A        335,515       850,261

---------------
(1) 12.5% of the grant vests on each of May 15, August 15, November 15 and February 15 from May 15, 2001 through February 15, 2003.

(2) 25% of the grant vests on each of April 1 and October 1 from April 1, 2002 through October 1, 2003.

(3) 12.5% of the grant vests on each of July 27, October 27, January 27 and April 27 from July 27, 2001 through April 27, 2003.

(4) 50% of Mr. Larsen's options expired unvested upon his separation of employment in April 2002.

(5) These columns show gains that may exist for the respective options, assuming that the market price for the common stock appreciates from the date of grant over a period of 10 years at annual rates of growth of 5% and 10%, respectively. These rates of growth are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. If the market price of the common stock does not appreciate over the option term, no value will be realized from the option grants.

OPTION EXERCISES AND VALUES FOR FISCAL 2001

     The table below sets forth information with respect to option exercises during fiscal 2001 by each of the named executive officers and the status of their options at December 31, 2001:

                 AGGREGATED OPTION EXERCISES DURING FISCAL 2001
                                      AND
                       OPTION VALUES ON DECEMBER 31, 2001

                                NUMBER OF                                                         VALUE OF UNEXERCISED
                                 SHARES                             NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              ACQUIRED UPON                          OPTIONS AT 12/31/01               12/31/01(2)
                               EXERCISE OF     VALUE REALIZED    ---------------------------   ---------------------------
NAME                             OPTIONS      UPON EXERCISE(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -------------   ----------------   -----------   -------------   -----------   -------------
Mark L. Walsh...............     193,000         $1,047,025       1,017,093        214,224      $969,744       $159,061
Michael J. Hagan............           0                  0         357,538         50,154       361,846          7,385
James W. McKenzie, Jr. .....           0                  0         530,000      1,025,000             0        609,500
David Kostman...............           0                  0         312,364      1,187,636             0        742,000
Christopher Larsen..........           0                  0         100,000      1,000,000             0        742,000
Gene S. Godick..............     153,848            241,002         214,005        258,995             0              0

---------------
(1) Represents the difference between the market price on the exercise date and the exercise price, multiplied by the number of options exercised. Does not necessarily reflect the value received if the individual sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the market price on the date of exercise.

(2) Represents the difference between the year-end closing stock price ($1.40 per share) and the exercise price associated with each option, multiplied by the number of shares underlying the options.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return of Verticalnet's common stock with that of the Nasdaq Composite Index, the Nasdaq Computer & Data Processing Services Index and The Street.com Internet Index from February 11, 1999 (the date the common stock began to trade publicly) through March 31, 2002. Verticalnet selected the Nasdaq Computer & Data Processing Services Index this year as a better line-of-business index to reflect Verticalnet's transition to an enterprise software business. Securities and Exchange Commission rules require Verticalnet to show The Street.com Internet Index used last year for comparison with the newly selected index. Verticalnet's fiscal year ends on December 31. The graph assumes that you invested $100 at the close of market on February 11, 1999 in Verticalnet common stock and $100 invested at that same time in each of the indexes. The comparison assumes that all dividends, if any, are reinvested. The comparisons in this graph are provided in accordance with Securities and Exchange Commission disclosure requirements and are not intended to forecast or be indicative of the future performance of the common stock.

                              [PERFORMANCE GRAPH]

                                                     1999                             2000                         2001
COMPANY/ INDEX NAME                    2/11   3/31   6/30   9/30   12/31   3/31   6/30   9/30   12/31   3/31   6/30   9/30   12/31
 Verticalnet, Inc.                     100    229    231    163     723    600    326    310      59     18     22      3     12
 Nasdaq U.S.                           100    102    112    114     169    190    165    152     102     76     89     62     81
 Nasdaq Computer & Data Processing     100    106    111    115     194    192    156    145      89     65     85     52     72
 The Street.com Internet Index         100    127    122    128     229    219    167    137      60     44     48     24     38


                                      2002
COMPANY/ INDEX NAME                   3/31
 Verticalnet, Inc.                      6
 Nasdaq U.S.                           76
 Nasdaq Computer & Data Processing     66
 The Street.com Internet Index         31

      PROPOSAL NO. 3 AND NO. 4 -- APPROVAL OF THE VERTICALNET, INC. EQUITY
           COMPENSATION PLAN FOR EMPLOYEES (1999) AND APPROVAL OF THE
                VERTICALNET, INC. 1999 LONG TERM INCENTIVE PLAN

     Verticalnet uses four equity compensation plans to grant stock options to employees. Verticalnet shareholders have previously approved two of these plans: the 1996 Equity Compensation Plan and the 2000 Equity Compensation Plan. Our board approved the other two plans, but they have not been approved by Verticalnet shareholders, as permitted by Nasdaq rules: the Equity Compensation Plan for Employees (1999) and the 1999 Long Term Incentive Plan.

     The Verticalnet board originally approved the Equity Compensation Plan for Employees (1999) on October 20, 1999. The 1999 Long Term Incentive Plan was originally approved by the board and shareholders of Atlas Commerce, Inc. in January 1999. When Atlas Commerce merged with Verticalnet on December 28, 2001, the Verticalnet board assumed the 1999 Long Term Incentive Plan, and amended it to be consistent with Verticalnet's other equity compensation plans. Verticalnet has decided to seek shareholder approval at the annual meeting for the two existing 1999 plans. These plans do not currently require shareholder approval because they meet the requirements of The Nasdaq Stock Market to be as broadly-based plans primarily available to non-executive officers. The Securities and Exchange Commission has expressed the view that all stock option plans should be approved by shareholders as a matter of good corporate governance. Nasdaq has been actively considering proposed rule changes that would be consistent with the views of the Securities and Exchange Commission. If Nasdaq adopts these rule changes, we may be required to seek shareholder approval for the 1999 plans at that time if we have not obtained shareholder approval at the annual meeting. Our board has also approved amendments to the 1999 plans to make them available to all employees, including officers, but not to non-employee directors, consultants or advisors. If shareholders do not approve the 1999 plans at the annual meeting, these amendments will not become effective but we will continue to use the plans as broadly-based employee plans under current Nasdaq rules unless those rules are no longer available.

     The board believes it is in Verticalnet's best interest to approve the plans. The plans are intended to encourage employees to contribute materially to the growth of the company, thereby benefiting its shareholders, and aligning the interests of the employees with shareholders. At the annual meeting, a proposal to approve the Equity Compensation Plan for Employees (1999) and a proposal to approve the 1999 Long Term Incentive Plan will be presented to Verticalnet shareholders.

     THE EQUITY COMPENSATION PLAN FOR EMPLOYEES (1999) IS SET FORTH IN ANNEX B TO THIS PROXY STATEMENT. THE 1999 LONG TERM INCENTIVE PLAN IS SET FORTH IN ANNEX C TO THIS PROXY STATEMENT. THE FOLLOWING DESCRIPTION OF THE EQUITY COMPENSATION PLAN FOR EMPLOYEES (1999) AND THE 1999 LONG TERM INCENTIVE PLAN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO ANNEX B AND ANNEX C.

SUMMARY OF THE PLANS

     The plans are administered by the compensation committee. The compensation committee has the sole authority to determine the individuals that receive grants; determine the type, size and terms of grants, and timing of grants and period grants will be exercisable or when restrictions will lapse; amend the terms of previously issued grants; and deal with any other matters arising under the plans. Nonetheless, the compensation committee may delegate to Verticalnet's Chief Executive Officer the authority to make certain grants in accordance with applicable law and subject to any conditions and limitations imposed by the compensation committee. The board may ratify and approve any grants it deems appropriate.

     The number of shares originally reserved for issuance under the Equity Compensation Plan for Employees (1999) was 18,500,000 shares of common stock. As of April 1, 2002, 316,741 shares have been issued, 7,377,364 shares are reserved for outstanding grants and 10,805,895 shares are available for future grants. The number of shares reserved for issuance under the 1999 Long Term Incentive Plan is 2,359,927. As of April 1, 2002, 1,568,198 shares are reserved for outstanding grants and 791,729 shares are available for future grants. All shares subject to grants that expire or are cancelled, surrendered or terminated for any reason will be available for new grants under the plans. Each plan limits the aggregate number of shares for which options or stock awards may be granted to any person during any calendar year to 750,000 shares. The compensation committee may adjust these limits, as well as the number of shares covered by outstanding grants, and the price per share of outstanding grants if there is any change in the number or class of shares because of stock dividends, stock split, merger, reclassification, or other similar changes in Verticalnet's stock because of a corporate transaction.

     If approved by shareholders, all of Verticalnet's employees and employees of its subsidiaries will be eligible to participate in the plans, including employees who are officers or members of the board and individuals who have accepted employment with Verticalnet or any of its subsidiaries. Verticalnet's non-employee directors, consultants and advisors will not be eligible to participate in the plans.

     Both plans permit grants of nonqualified stock options. The 1999 Long Term Incentive Plan also permits the grant of incentive stock options.

     Incentive stock options may be granted only to employees. Nonqualified stock options may be granted to employees or individuals who have accepted employment. The exercise price underlying the option will be determined by the compensation committee. The exercise price for nonqualified stock options may be equal to, greater than, or less than the fair market value of Verticalnet's stock on the date of grant. The exercise price for incentive stock options may be equal to or greater than the fair market value of Verticalnet's stock on the date of grant, and an incentive stock option granted to a 10% shareholder must have an exercise price of not less than 110% of the fair market of Verticalnet's stock on the date of grant.

     Participants may pay the exercise price of an option by (i) cash, (ii) with the approval of the compensation committee, by delivering shares of common stock owned by the grantee, (iii) payment though a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the compensation committee may approve.

     Options will become exercisable according to the terms and conditions determined by the compensation committee and specified in the grant instrument. The compensation committee may accelerate the exercisability of any or all outstanding options at any time for any reason. The compensation committee will determine the term of each option, up to a maximum ten-year term. Options may be exercised while the grantee is an employee, consultant, advisor or member of the board, or within a specified period of time after termination of employment or service.

     The compensation committee may issue shares of common stock to employees, individuals who have accepted employment, consultants, advisors and non-employee directors subject to restrictions or no restrictions. Unless the compensation committee determines otherwise, during any restriction period, grantees will have the right to vote shares of stock awards and to receive dividends or other distributions paid on such shares. Unless the compensation committee determines otherwise, if a grantee's employment or service terminates during any restriction period or if any other conditions are not met, the stock awards will terminate as to all shares on which restrictions are still applicable, and the shares must be immediately returned to Verticalnet.

     Grants under the Plans may not be transferred except upon the grantee's death or, with respect to grants other than incentive stock options, if permitted by the compensation committee pursuant to a domestic relations order. The compensation committee, on such terms as it deems appropriate, may permit a grantee to transfer nonqualified stock options to family members or other entities that benefit or are owned by family members.

     The board may amend or terminate the Plans at any time. However, the board may not make any amendment without shareholder approval if such approval is required under the applicable provisions of the Internal Revenue Code or stock exchange requirements. Each Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless the board terminates a Plan earlier or extends it with the approval of the shareholders. The Equity Compensation Plan for Employees (1999) became effective on October 20, 1999 and the 1999 Long Term Incentive Plan became effective on January 1, 1999.

     Each plan provides that in the event of a change of control, unless the compensation committee determines otherwise, each outstanding option will continue in effect according to its terms. The compensation committee may take any of the following actions in the event of a change of control: (i) require that all outstanding options be assumed by or replaced with comparable options of the surviving company and that restricted stock be replaced with restricted stock of the surviving company, (ii) provide that all outstanding options are fully exercisable and that all restrictions on outstanding restricted stock immediately lapse, (iii) require grantees to surrender their outstanding options in exchange for payment by Verticalnet, in cash or common stock, of an amount equal to the amount by which the fair market value of Verticalnet's common stock exceeds the option price of the options, or
(iv) determine that all outstanding options not exercised within a certain period will terminate.

     A "change of control" will be deemed to occur if (i) any person becomes a beneficial owner, directly or indirectly, of Verticalnet's securities representing more than 50% of the voting power of Verticalnet's then outstanding securities, or (ii) its shareholders approve (or, if shareholder approval is not required, the board approves) an agreement providing for (x) the merger or consolidation of Verticalnet where the shareholders immediately before the transaction will not hold, immediately after the transaction, a majority of the stock of the surviving corporation, (y) a sale of substantially all of Verticalnet's assets, or (z) a liquidation or dissolution.

FEDERAL INCOME TAX CONSEQUENCES

     The current federal income tax consequences of grants under the plans are generally described below. This description of tax consequences is not a complete description, and is based on the Internal Revenue Code as presently in effect, which is subject to change, and is not intended to be a complete description of the federal income tax aspects of options and stock awards under the plans.

NONQUALIFIED STOCK OPTIONS

     An optionee will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. Verticalnet will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

INCENTIVE STOCK OPTIONS

     An optionee who receives incentive stock options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to Verticalnet for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by Verticalnet for federal income tax purposes.

TAX DEDUCTIBILITY UNDER SECTION 162(M)

     Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers.
Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The plans are intended to permit all options granted after shareholder approval is obtained to qualify as performance-based compensation.

WITHHOLDING

     Verticalnet has the right to deduct from all grants paid in cash or other compensation, any taxes required to be withheld with respect to grants under the plans. Verticalnet may require that the participant pay to it the amount of any required withholding. The compensation committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option and restricted stock a number of shares with a value equal to the required tax withholding amount.

FUTURE GRANTS

     At present, the compensation committee does not have definitive plans for granting of awards under the plans. No determination has been made as to the number of stock options to be granted, or the number or identity of optionees or recipients of awards.

     The closing price of Verticalnet's stock as reported on the Nasdaq National Market on April 19, 2002 was $0.71 per share.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE EQUITY COMPENSATION PLAN FOR EMPLOYEES (1999) AND FOR THE APPROVAL OF THE 1999 LONG TERM INCENTIVE PLAN.

        PROPOSAL NO. 5 -- BOARD DISCRETION TO EFFECT REVERSE STOCK SPLIT

OVERVIEW

     You are being asked to vote upon a proposed amendment to our articles of incorporation which would grant to our board of directors the discretion to effect a reverse split of all outstanding shares of our common stock, if the board deems that it is in the company's and our shareholders' best interests, at an exchange ratio of not less than 1-for-5 and not more than 1-for-10. The board would have the sole discretion to elect, as it determines to be in the best interests of the company and our shareholders, whether or not to effect a reverse stock split, and if so, at which exchange ratio within the approved range, at any time before our 2003 annual shareholders meeting. The board of directors believes that approval of a proposal granting this discretion to the board, rather than approval of an immediate reverse stock split at a specified ratio, would provide the board with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of the company and our shareholders.

     To effect the reverse stock split, our board would file an amendment with the Pennsylvania Secretary of State. The form of amendment to our articles of incorporation to effect the proposed reverse stock split is attached to this proxy statement as Annex D. If the board elects to implement a reverse stock split within the range approved by shareholders, then the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio for the selected reverse stock split. The par value of common stock would remain unchanged at $.01 per share, and the number of authorized shares of common stock would remain unchanged. The reverse stock split would become effective upon filing the amendment to our articles of incorporation with the Pennsylvania Secretary of State. The board may elect not to implement a reverse stock split at its sole discretion, even if the proposal to grant the board the discretion to effect a reverse stock split is approved by our shareholders.

     Our board of directors has approved the proposed grant of discretion to effect a reverse stock split. By approving the proposal, however, our shareholders will give our board the maximum flexibility to determine the best stock split ratio.

PURPOSES OF THE PROPOSED REVERSE SPLIT

     Our board of directors believes that we should maintain the right to implement a reverse split for the following reasons:

     - To enhance the acceptability and marketability of our common stock to the financial community and the investing public.

     - To enable us to use the reverse split if it is required to maintain, and our board believes it is in our and our shareholders' best interests to maintain, our listing as a Nasdaq SmallCap or Nasdaq National Market security.

     - To reduce the number of outstanding shares of our common stock to a number that is more comparable with those of similar technology and software companies.

     We completed two separate two-for-one splits of our common stock on August 20, 1999 and March 31, 2000. In part due to the shares we issued in these splits, we have approximately 115 million shares outstanding, which is more than other technology and software companies of a comparable size to us. A reverse split would reduce the number of shares outstanding to a number that is more comparable with those of similar technology and software companies.

     Our board of directors believes that the reverse split should enhance the acceptability and marketability of our common stock to the financial community and the investing public and may mitigate any reluctance on the part of brokers and investors to trade in our common stock. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stock. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock.

     Our common stock has been trading below $1.00 per share for several months. With the shares trading in such a range, small moves in absolute terms in the price-per-share of our common stock translate into disproportionately large swings in the price on a percentage basis, and these swings tend to bear little relationship to our financial condition and results of operations.

     In the board's view, these factors have contributed to an unjustified, relatively low level of interest in our company on the part of investment analysts, brokers and professionals and individual investors, which tends to depress the market for our common stock. The board has thus proposed having the discretion to effect a reverse split as a means of increasing the per-share market price of our common stock.

     For our common stock to continue to be eligible for quotation on The Nasdaq National Market or The Nasdaq SmallCap Market our common stock must maintain a minimum bid price per share of $1.00, as well as meet other requirements. Our common stock currently does not meet the $1.00 minimum bid price requirement. Management and our board of directors believe that listing on The Nasdaq National Market or The Nasdaq SmallCap Market is the preferred listing market for our common stock.

     In addition, as of the end of our 2001 fiscal year we did not meet a condition for continued listing on The Nasdaq National Market that requires us to have $10 million of shareholders' equity. The Nasdaq National

Market maintains an alternative listing test that does not require $10 million of shareholders equity, but does require the company to maintain a minimum bid price of $3.00 per share, as well as meet other requirements.

     Accordingly, we need to increase our share price to maintain our listing on The Nasdaq National Market or The Nasdaq SmallCap Market, management and our board believe that the implementation of the reverse split may be in the best interests of our company and our shareholders.

     The board intends to implement a reverse stock split if it believes that this action is in the best interests of our company and our shareholders. Such determination shall be based upon certain factors, including but not limited to: existing and expected marketability and liquidity of our common stock, The Nasdaq Stock Market's listing requirements, prevailing market conditions, and the likely effect on the market price of our common stock. If our board ultimately determines to effect a reverse split, the board will select a stock split ratio within the range approved by shareholders that it believes will result in the greatest marketability of our common stock based on prevailing market conditions. No further action on the part of our shareholders would be required to either effect or abandon the reverse split. Notwithstanding approval of reverse split proposal by the shareholders, the board may, in its sole discretion, determine to delay the effectiveness of the reverse split up until the 2003 annual meeting of our shareholders.

POTENTIAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT

     The immediate effect of a reverse stock split would be to reduce the number of shares of our outstanding common stock and to increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance and sometimes does not. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by The Nasdaq National Market or The Nasdaq SmallCap Market or that we will be able to continue to meet the other continued listing requirements of The Nasdaq National Market or The Nasdaq SmallCap Market. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

     The following table reflects the approximate number of shares of our common stock that would be outstanding as a result of each proposed reverse stock split based on 115,582,508 shares of our common stock outstanding as of the record date for our annual meeting, without accounting for fractional shares, which will be cancelled and paid for in cash:

PROPOSED REVERSE  PERCENTAGE   SHARES TO BE
  STOCK SPLIT     REDUCTION    OUTSTANDING
----------------  ----------   ------------
    1-for-5           80%       23,116,502
    1-for-6           83%       19,263,751
    1-for-7           86%       16,511,787
    1-for-8           88%       14,447,814
    1-for-9           89%       12,842,501
    1-for-10          90%       11,558,251

     The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on The Nasdaq Stock Market, especially in the case of larger block trades.

     EFFECTS ON OWNERSHIP BY INDIVIDUAL SHAREHOLDERS. If we implement a reverse stock split, the number of shares of our common stock held by each shareholder would be reduced by multiplying the number of shares held immediately before the reverse split by the exchange ratio, and then rounding down to the nearest whole share. We would pay cash to each shareholder in lieu of any fractional interest in a share to which each shareholder would otherwise be entitled as a result of the reverse split, as described in further detail below.

The reverse stock split would not affect any shareholder's percentage ownership interests in Verticalnet or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

     EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES. In addition, we would adjust all outstanding shares of any options, warrants and other securities entitling their holders to purchase shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, we would reduce the number of shares reserved for issuance under our existing stock option and employee stock purchase plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not affect any of the rights currently accruing to holders of our common stock, options, warrants or other securities convertible into our common stock.

     OTHER EFFECTS ON OUTSTANDING SHARES. If we implement a reverse stock split, then the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of our common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

     The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act.

AUTHORIZED SHARES OF COMMON STOCK

     If we implement the reverse stock split, we would also reduce the number of authorized shares of our common stock as designated by our articles of incorporation. The number of issued and outstanding shares of common stock and the number of shares remaining available for issuance under our authorized pool of common stock would decrease proportionately.

     We would still have a substantial number of these additional shares of common stock available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. We believe that the availability of the additional shares provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. We have no current plan to issue any of these additional shares.

PROCEDURE FOR EFFECTING THE PROPOSED REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If our shareholders approve the proposed amendment to our articles of incorporation, the board of directors may elect whether or not to declare a reverse stock split, as well as the exchange ratio, at any time before our 2003 annual shareholders meeting. The reverse stock split would be implemented by filing the appropriate amendment to our articles of incorporation with the Pennsylvania Secretary of State, and the reverse stock split would become effective on the date the filing is accepted by the Pennsylvania Secretary of State.

     As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by Verticalnet after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

     Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse split. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded down to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

FRACTIONAL SHARES

     We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded down to the nearest whole share. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each shareholder would be equal to the resulting fractional interest in one share of our common stock to which the shareholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the reverse stock split.

NO APPRAISAL RIGHTS

     No appraisal rights are available under the Pennsylvania Business Corporation Law or under our articles of incorporation or bylaws to any shareholder who dissents from this proposal. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally.

ACCOUNTING CONSEQUENCES

     The par value of our common stock would remain unchanged at $0.01 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. We have based this discussion on the provisions of the United States federal income tax law as of the date of this proxy statement, which are subject to change retroactively as well as prospectively. This summary also assumes that shareholders hold the shares as a "capital asset," as defined in the Internal Revenue Code of 1986 (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. We urge each shareholder to consult with the shareholder's own tax advisor with respect to the consequences of the reverse stock split.

     Other than the cash payments for fractional shares discussed below, a shareholder should recognize no gain or loss upon the shareholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the shareholder's aggregate tax basis in the shares exchanged. Shareholders who receive cash upon redemption of their fractional share interests in the shares as a result of the reverse stock split will generally recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liabilities generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The shareholder's holding period for the shares would include the period during which the shareholder held the pre-split shares surrendered in the reverse stock split.

     Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENTS TO OUR ARTICLES OF INCORPORATION AND TO GRANT THE BOARD THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER MATTERS

     As of the date of this proxy statement, the board knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies properly completed and returned to Verticalnet will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

     A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO: VERTICALNET, INC., 300 CHESTER FIELD PARKWAY, MALVERN, PENNSYLVANIA 19355, ATTENTION: INVESTOR RELATIONS.

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the annual meeting for the year 2003 must deliver the proposal to the Secretary of Verticalnet at 300 Chester Field Parkway, Malvern, Pennsylvania 19355:

     - not later than January 9, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

     - not later than March 21, 2003, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials.

                                          By order of the Board of Directors,

                                          /s/ James W. McKenzie, Jr.
                                          James W. McKenzie, Jr.
                                          Executive Vice President,
                                          General Counsel and Secretary

May 9, 2002

                                                                         ANNEX A

                   VERTICALNET, INC. AUDIT COMMITTEE CHARTER

I. QUARTERLY ACTIVITIES -- GENERAL

     1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

     2. Meet four times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     3. Confirm and assure the independence of the independent auditor.

     4. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     5. Consider and review with the independent auditor:

          (a) The adequacy of the Company's internal controls including computerized information system controls and security.

          (b) Related findings and recommendations of the independent auditor together with management's responses.

     6. Consider and review with management and the independent auditor:

          (a) Significant findings during the year, including the status of previous audit recommendations.

          (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

     7. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Audit Committee or the independent auditors believe should be discussed privately with the Audit Committee.

     8. Report periodically to the Board of Directors on significant results of the foregoing activities.

II. QUARTERLY ACTIVITIES -- RE: REPORTING SPECIFIC POLICIES

     1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

     2. Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

     3. Inquire as to the independent auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

     4. Determine, as regards to new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

     5. Assure that the independent auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices, if applicable.

     6. Inquire as to the independent auditor's views about how the Company's choices of accounting principles and disclosure practices may affect shareholders and public views and attitudes about the Company.

III. SCHEDULED ACTIVITIES

     1. Recommend the selection of the independent auditor for approval by the Board of Directors, review and approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

     2. Review with management and the independent auditor the results of annual audits and related comments as deemed appropriate including:

          (a) The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

          (b) Any significant changes required in the independent auditor's audit plans.

          (c) Any difficulties or disputes with management encountered during the course of the audit.

          (d) Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

     3. Assure that the independent auditor's reasoning is described in accepting or questioning significant estimates by management.

     4. Review and update the Audit Committee's Charter annually.

IV. "WHEN NECESSARY" ACTIVITIES

     1. Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

     2. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

                                                                         ANNEX B

                               VERTICALNET, INC.

                 EQUITY COMPENSATION PLAN FOR EMPLOYEES (1999)
              (AMENDED AND RESTATED, EFFECTIVE NOVEMBER 15, 1999)

     The purpose of the Verticalnet, Inc. Equity Compensation Plan for Employees
(1999) (the "Plan"), as amended and restated effective November 15, 1999, is to provide designated employees of Verticalnet, Inc. (the "Company") and its subsidiaries with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.  ADMINISTRATION

     (a) Committee. The Plan shall be administered and interpreted by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board. References in the Plan to the "Committee" shall refer to the Board or committee that is authorized to administer the Plan. The committee shall consist of two or more persons who are "outside directors," as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it deems appropriate.

     (b) Committee Authority.  The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     (d) Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make grants under the Plan to employees of the Company and its subsidiaries who are not subject to the restrictions of section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of section 162(m) of the Code. The grant of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee.

2.  OPTIONS

     Awards under the Plan shall consist of grants of nonqualified stock options as described in Section 5 ("Options"). All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Options under a particular Section of the Plan need not be uniform as among the grantees.

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3.  SHARES SUBJECT TO THE PLAN

     (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 18,500,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to grants of Options under the Plan to any individual during any calendar year shall be 750,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan. If shares of Company Stock are used to pay the exercise price of an Option, only the net number of shares received by the grantee pursuant to such exercise shall be considered to have been issued or transferred under the Plan with respect to such Option, and the remaining number of shares subject to the Option shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4. ELIGIBILITY FOR PARTICIPATION

     (a) Eligible Persons. All employees of the Company and its subsidiaries, including persons who have accepted employment with the Company ("Employees").

     (b) Selection of Grantees. The Committee shall select the Employees to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees who receive Options under this Plan shall hereinafter be referred to as "Grantees".

5.  GRANTING OF OPTIONS

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees.

     (b) Type of Option and Price.

          (i) The Committee may grant nonqualified stock options under the Plan.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted.

          (iii) The Fair Market Value per share shall be determined as follows:
     (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest

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

     preceding date upon which a sale was reported, (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (z) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company. In the event that a Grantee ceases to be employed by the Company for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (ii) In the event the Grantee ceases to be employed by the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company. In addition, notwithstanding any other provisions of this
     Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by the Company or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

          (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

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

          (v) For purposes of this Section 5(e):

             (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

             (B) "Employed by the Company" shall mean employment or service as an Employee, consultant or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment until the Grantee ceases to be an Employee, consultant and member of the Board), unless the Committee determines otherwise.

             (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

             (D) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or services contract with the Company,
        (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information or (iv) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise.

6.  WITHHOLDING OF TAXES

     (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person exercising Options pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

7.  TRANSFERABILITY OF OPTIONS

     (a) Nontransferability of Options. Except as provided below, only the Grantee may exercise rights under an Option during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.
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

     (b) Transfer of Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

8.  CHANGE OF CONTROL OF THE COMPANY

     As used herein, a "Change of Control" shall be deemed to have occurred if:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; or

          (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for
     (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

9.  CONSEQUENCES OF A CHANGE OF CONTROL

     (a) Subject to subsection (b) below, in the event of a Change of Control, the Board may take any of the following actions with respect to any or all outstanding Grants: the Board may (i) determine that outstanding Options shall be assumed by, or replaced with comparable options by the surviving corporation and that outstanding Stock Awards shall be converted to Stock Awards of the surviving corporation, (ii) determine that outstanding Options shall automatically accelerate and become fully exercisable and that the restrictions and conditions on outstanding Stock Awards shall immediately lapse, (iii) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options or (iv) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify. The Board shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Options and Stock Awards shall continue in effect according to their terms.

     (b) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (a) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

10.  REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

11.  AMENDMENT AND TERMINATION OF THE PLAN

     (a) Amendment. The Board may amend or terminate the Plan at any time as it deems appropriate.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or extended by the Board.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12.  FUNDING OF THE PLAN

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Option.

13.  RIGHTS OF PARTICIPANTS

     Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

14.  NO FRACTIONAL SHARES

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.  HEADINGS

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.  EFFECTIVE DATE OF THE PLAN.

     The Plan was initially effective as of October 20, 1999. The effective date of the amended and restated Plan was November 15, 1999. Subject to approval of the Company's shareholders, the Plan shall be amended effective on June 5, 2002.

17.  MISCELLANEOUS

     (a) Options in Connection with Corporate Transactions and
Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an

Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option granted by such corporation. The terms and conditions of the substitute Options may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Options.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with applicable provisions of sections 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m) of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

                                                                         ANNEX C

                               VERTICALNET, INC.

                         1999 LONG TERM INCENTIVE PLAN

     The purpose of the Verticalnet, Inc. 1999 Long Term Incentive Plan (the "Plan") is to provide designated employees of Verticalnet, Inc. (the "Company") and its subsidiaries with the opportunity to receive grants of stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.  ADMINISTRATION

     (a) Committee. The Plan shall be administered and interpreted by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board. References in the Plan to the "Committee" shall refer to the Board or committee that authorized to administer the Plan. The committee shall consist of two or more persons who are "outside directors," as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it deems appropriate.

     (b) Committee Authority.  The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     (d) Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make grants under the Plan to employees of the Company and its subsidiaries who are not subject to the restrictions of section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of section 162(m) of the Code. The grant of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee.

2.  OPTIONS

     Awards under the Plan shall consist of grants of nonqualified stock options and incentive stock options as described in Section 5 ("Options"). All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Options under a particular Section of the Plan need not be uniform as among the grantees.

3.  SHARES SUBJECT TO THE PLAN

     (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 2,359,927 shares. The maximum aggregate number of shares of Company Stock that shall be subject to grants of Options under the Plan to any individual during any calendar year shall be 750,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan. If shares of Company Stock are used to pay the exercise price of an Option, only the net number of shares received by the grantee pursuant to such exercise shall be considered to have been issued or transferred under the Plan with respect to such Option, and the remaining number of shares subject to the Option shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.  ELIGIBILITY FOR PARTICIPATION

     (a) Eligible Persons. All employees of the Company and its subsidiaries, including persons who have accepted employment with the Company ("Employees").

     (b) Selection of Grantees. The Committee shall select the Employees to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees who receive Options under this Plan shall hereinafter be referred to as "Grantees".

5.  GRANTING OF OPTIONS

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees.

     (b) Type of Option and Price.

          (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the

     Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

          (iii) The Fair Market Value per share shall be determined as follows:
     (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (z) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company. In the event that a Grantee ceases to be employed by the Company for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (ii) In the event the Grantee ceases to be employed by the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company. In addition, notwithstanding any other provisions of this
     Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by the Company or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

          (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (v) For purposes of this Section 5(e):

             (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

             (B) "Employed by the Company" shall mean employment or service as an Employee, consultant or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment until the Grantee ceases to be an Employee, consultant and member of the Board), unless the Committee determines otherwise.

             (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

             (D) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or services contract with the Company,
        (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information or (iv) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

6.  WITHHOLDING OF TAXES

     (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person exercising Options pay to the Company the amount of any federal, state or local taxes that the

Company is required to withhold with respect to such Options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

7.  TRANSFERABILITY OF OPTIONS

     (a) Nontransferability of Options. Except as provided below, only the Grantee may exercise rights under an Option during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

8.  CHANGE OF CONTROL OF THE COMPANY

     As used herein, a "Change of Control" shall be deemed to have occurred if:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; or

          (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for
     (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

9.  CONSEQUENCES OF A CHANGE OF CONTROL

     (a) Subject to subsection (b) below, in the event of a Change of Control, the Board may take any of the following actions with respect to any or all outstanding Grants: the Board may (i) determine that outstanding Options shall be assumed by, or replaced with comparable options by the surviving corporation and that outstanding Stock Awards shall be converted to Stock Awards of the surviving corporation, (ii) determine that outstanding Options shall automatically accelerate and become fully exercisable and that the restrictions and conditions on outstanding Stock Awards shall immediately lapse, (iii) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the

Options or (iv) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify. The Board shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Options and Stock Awards shall continue in effect according to their terms.

     (b) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (a) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

10.  REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

11.  AMENDMENT AND TERMINATION OF THE PLAN

     (a) Amendment. The Board may amend or terminate the Plan at any time as it deems appropriate.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or extended by the Board.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12.  FUNDING OF THE PLAN

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Option.

13.  RIGHTS OF PARTICIPANTS

     Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

14.  NO FRACTIONAL SHARES

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.  HEADINGS

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.  EFFECTIVE DATE OF THE PLAN.

     The Plan was initially effective as of January 1, 1999. The effective date of this amendment and restatement of the Plan is December 28, 2001. Subject to approval of the Company's shareholders, the Plan shall be amended effective on June 5, 2002.

17.  MISCELLANEOUS

     (a) Options in Connection with Corporate Transactions and
Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option granted by such corporation. The terms and conditions of the substitute Options may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Options.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with applicable provisions of sections 162(m) and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

                                                                         ANNEX D

                      PROPOSED AMENDMENT TO VERTICALNET'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     Article SEVENTH is hereby amended to read in its entirety as follows:

     SEVENTH; Capital Stock.  The aggregate number of shares which the
corporation shall have authority to issue is                shares, par value
one cent ($0.01) per share, consisting of:

          (a)                shares of Common Stock ("Common Stock"); and

          (b) 10,000 shares of Preferred Stock.

     Effective immediately upon the filing of the Articles of Amendment containing this Amendment with the Pennsylvania Secretary of State, every
[       ] outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The authorized shares of Common Stock of the Corporation shall be reduced proportionately to the number of shares set forth above in this Article SEVENTH. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a shareholder will be aggregated and each fractional share resulting from such aggregation shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share of Common Stock to which a shareholder would otherwise be entitled as a result of the foregoing split, the Corporation shall pay a cash amount to such shareholder equal to the fair value, as determined by the Board of Directors, of such fractional share as of the effective date of the foregoing split.

                                       D-1